                                                     Registration No. 333-______

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                       ----------------------------------

                              TECHTEAM GLOBAL, INC.
  ----------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


              Delaware                                   38-2774613
  ---------------------------------                --------------------
  (State or other jurisdiction of                     (I.R.S. Employer
      incorporation or organization)                Identification No.)


            27335 West 11 Mile Road
              Southfield, Michigan                               48034
    ----------------------------------------                    ---------
    (Address of principal executive offices)                   (Zip Code)

                              TechTeam Global, Inc.
                      2004 Incentive Stock and Awards Plan
                   ------------------------------------------
                            (Full title of the plan)

                   ------------------------------------------

Michael A Sosin                                                          Copy to:
Vice President, General Counsel and Secretary
TechTeam Global, Inc.                                                    Todd B. Pfister, Esq.
27335 West 11 Mile Road                                                  Foley & Lardner LLP
Southfield, Michigan  48034                                              321 North Clark Street
(248) 357-2866                                                           Chicago, Illinois  60611
(800) 522-4451                                                           (312) 832-4500
-----------------------------------------------
        (Name, address and telephone number,
     including area code, of agent for service)


                   ------------------------------------------

                         CALCULATION OF REGISTRATION FEE

----------------------- ------------------------- ---------------------- ------------------------ ----------------------
                                                    Proposed Maximum        Proposed Maximum
 Title of Securities    Amount to be Registered    Offering Price Per      Aggregate Offering           Amount of
   to be Registered                                       Share                   Price             Registration Fee
----------------------- ------------------------- ---------------------- ------------------------ ----------------------
Common Stock, $0.01
par value                   95,971 shares (1)           $9.49 (2)             $910,765 (2)              $116 (1)
----------------------- ------------------------- ---------------------- ------------------------ ----------------------
Preferred Share
Purchase Rights         1,200,000 rights (1)               (3)                     (3)                     (3)
----------------------- ------------------------- ---------------------- ------------------------ ----------------------


(1) 1,104,029 shares of Common Stock and the corresponding registration fee of $5,520.15 that has been previously paid by the Registrant, are being carried forward from Registrant's earlier Registration Statement on Form S-8 (Registration No. 333-04731). The Preferred Share Purchase Rights related to such 1,104,029 shares of Common Stock were not registered in such earlier Registration Statement.

(2) Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based on the average of the high and low prices for TechTeam Global, Inc. Common Stock on The Nasdaq National Market on August 26, 2004.

(3) The value attributable to the Preferred Share Purchase Rights is reflected in the market price of the Common Stock to which the Rights are attached.

                           ---------------------------

In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of additional shares of Common Stock (and related Preferred Share Purchase Rights) that may be offered or sold pursuant to the employee benefit plan described herein as a result of stock splits or stock dividends.

Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus referred to herein also relates to the Registrant's Registration Statement on Form S-8 (Registration No. 333-04731).

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission (the "Commission") as part of this Form S-8 Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed with the Commission by TechTeam Global, Inc. (the "Company") are hereby incorporated herein by reference:

     1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

     2. All other reports filed by the Company since December 31, 2003 pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended.

     3. The description of the common stock being offered contained in the Registration Statement on Form 8-A filed by the Company with the Securities and Exchange Commission on or about October 7, 1987, which incorporated such information by reference from the Company's Amendment No. 2 to Registration Statement, File No. 33-9524-LA, filed January 21, 1987.

     4. The description of the Company's Preferred Share Purchase Rights contained the Company's Registration Statement on Form 8-A, dated May 6, 1997, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of filing of this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

None.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Pursuant to Delaware law and the Company's Bylaws, as Amended and Restated October 28, 2003 ("Bylaws"), the Company is required to indemnify any person who was or is a party or is threatened to be made a party to an action (other than an action by or in the right of the Company) by reason of the fact that such person is or was a director, officer, employee or agent of the Company or is or was serving, at the Company's request, as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees) that are actually and reasonably incurred by such person in connection with the defense or settlement of such action; provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the Company's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. Indemnification shall not be made for any claim except to the extent that the adjudicating court (or the court in which the action was brought) determines that, despite the adjudication of liability, such person is entitled to indemnification for the expenses as the court deems proper.

The determination as to whether a person seeking indemnification has met the required standard of conduct is to be made (1) by a majority vote of a quorum of disinterested members of the board of directors, or (2) by independent legal counsel in a written opinion, if such a quorum does not exist or if the disinterested directors so direct, or (3) by the stockholders. The Company's Bylaws also provide for mandatory indemnification of any director, officer, employee or agent against expenses to the extent such person has been successful in any proceeding covered by Delaware statute. In addition, the Bylaws also permit the Company to pay expenses incurred by an officer or director in defending an action, suit or proceeding for which indemnification may be made in advance of its final disposition upon receipt of an undertaking by or on behalf of the officer or director to repay the expenses if it is ultimately determined that the person is not entitled to be indemnified. Delaware law and the Company's Bylaws provide that indemnification and advancement of expenses set forth above shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

The Company's Bylaws provide that the Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent against any liability asserted against him or her and incurred by him or her in such capacity or arising out of his or her status as such, whether or not the Company would have the power to indemnify him or her against such liability under indemnification provisions of the Company's Bylaws.

The Company maintains a policy of directors and officers liability insurance.

The indemnification provisions contained in the Company's By-laws are expressly permitted by Section 145 of the Delaware Corporation Law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS

The exhibits filed herewith or incorporated herein by reference are set forth in the attached Exhibit Index.

ITEM 9. UNDERTAKINGS

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to
                    Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or
          Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on the 30th day of August, 2004.

                                    TECHTEAM GLOBAL, INC.



                                    By:  \s\ William F. Coyro, Jr.
                                         -------------------------
                                         William F. Coyro, Jr.
                                         President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints William F. Coyro, Jr., David W. Morgan, and Michael A. Sosin, and each of them individually, his attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


              Signature                                               Title                              Date
              ---------                                               -----                              ----
         \s\ William F. Coyro, Jr.                           President, Chief Executive              August 30, 2004
--------------------------------------------                 Officer and Director
William F. Coyro, Jr.                                        (Principal Executive Officer)



         \s\ David W. Morgan                                 Vice President, Chief Financial         August 30, 2004
--------------------------------------------                 Officer, and Treasurer
David W. Morgan                                              (Principal Financial Officer)



         \s\ Kim A. Cooper                                   Director                                August 30, 2004
------------------------------------
Kim A. Cooper


         \s\ G. Ted Derwa                                    Director                                August 30, 2004
--------------------------------------------
G. Ted Derwa


         \s\ Peter T. Kross                                  Director                                August 30, 2004
-----------------------------------------------------
Peter T. Kross


         \s\ Conrad L. Mallett, Jr.                          Director                                August 30, 2004
--------------------------------------------
Conrad L. Mallett, Jr.






         /s/ Wallace D. Riley                                Director                                August 30, 2004
--------------------------------------------
Wallace D. Riley


         /s/ Gregory C. Smith                                Director                                August 30, 2004
--------------------------------------------
Gregory C. Smith


         /s/ Richard D.Somerlott                             Director                                August 30, 2004
--------------------------------------------
Richard D. Somerlott


         /s/ Ronald T. Wong                                  Director                                August 30, 2004
--------------------------------------------
Ronald T. Wong


         /s/ Brahmal Vasudevan                               Director                                August 30, 2004
--------------------------------------------
Brahmal Vasudevan


                                  EXHIBIT INDEX




Exhibit
Number                            Exhibit Description
-------                           -------------------

(4.1)    TechTeam Global, Inc. 2004 Incentive Stock and Awards Plan
         (incorporated by reference to Appendix D to the Company's Definitive
         Proxy Statement filed with the Securities and Exchange Commission on
         Schedule 14A on May 5, 2004 (File No. 0-16284)).

(4.2) Certificate of Incorporation of TechTeam Global, Inc. (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K filed March 18, 2003 (File No. 0-16284)).

(4.3)    Certificate of Amendment dated November 27, 1987 to the Company's
         Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K filed March 18, 2003 (File
         No. 0-16284)).

(4.4) Certificate of Amendment dated May 8, 2002 to the Company's Certificate of Incorporation (incorporated by reference to Exhibit 3.3 to the Company's Annual Report on Form 10-K filed March 18, 2003 (File No.
         0-16284)).

(4.5)    Rights Agreement dated as of May 6, 1997, between TechTeam Global, Inc.
         and U.S. Stock Transfer Corporation, as Rights Agent, which includes as
         Exhibit A thereto the Form of Certificate of Designations, as Exhibit B thereto the Form of Right Certificate, and as Exhibit C thereto the Summary of Rights to Purchase Preferred Stock (incorporated by reference to Exhibit 1 to the Company's Registration Statement on Form
         8-A filed May 9, 1997 (File No. 0-16284)).

(4.6)    First Amendment to Rights Agreement dated as of August 24, 1999
         (incorporated by reference to Exhibit 1 to the Company's Registration
         Statement on Form 8-A12G/A filed September 23, 1999 (File No.
         0-16284)).

(4.7)    Second Amendment to Rights Agreement dated as of May 5, 2003
         (incorporated by reference to Exhibit 1 to the Company's Registration
         Statement on Form 8-A12G/A, filed May 22, 2003 (File No. 0-16284)).

(5.1)    Opinion of Michael A. Sosin, Vice President, General Counsel and
         Secretary of TechTeam Global, Inc.

(23.1)   Consent of Registered Independent Public Accountant.

(23.2)   Consent of Michael A. Sosin, Vice President, General Counsel and
         Secretary of TechTeam Global, Inc. (included in Exhibit 5.1).

(24)     Power of Attorney (contained on the signature page hereto).


                                      E-1